FORM OF
                                 AMENDMENT NO. 2
                                     to the
                               CUSTODIAN AGREEMENT

     The Custodian Agreement dated as of February 15, 1999, as amended, between E*TRADE FUNDS and INVESTORS BANK & TRUST COMPANY is hereby amended as follows:

1.   Appendix A is hereby amended and substituted with the attached  Appendix A.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Custodian Agreement to be executed by their respective officers thereunto duly authorized as of ________ __, 2000.

                                          E*TRADE FUNDS



                                          By:_________________________________
                                             Name:
                                             Title:


                                          Investors Bank & Trust Company

                                          By:_________________________________
                                             Name:
                                             Title:

                                   APPENDIX A

                                     to the

                               CUSTODIAN AGREEMENT

Portfolios

E*TRADE S&P 500 Index Fund

E*TRADE Extended Market Index Fund

E*TRADE Bond Index Fund

E*TRADE International Index Fund

E*TRADE Premier Money Market Fund